Exhibit (a)(1)(v)
Forms of Letters from the Fund
 to Investors in Connection with Acceptance of Offers of Tender

A&Q Long/Short Strategies Fund LLC
This letter is being sent to you if you tendered your entire Interest in the Fund.

Dear Investor:
A&Q Long/Short Strategies Fund LLC (the "Fund") has received and accepted your tender request.
Because you tendered your entire investment in the Fund, two promissory notes are being held on your behalf by the Fund's Administrator, BNY Mellon Investment Servicing (US) Inc. ("BNY"), as payment of your tender proceeds.
Unless the tender offer has been oversubscribed:
●
one of the promissory notes, in the amount of 90% of the amount requested (subject to reduction as described below), will be paid as cash becomes available to the Fund, and is expected to be paid, in one or more installments, in full within 60 days after March 31, 2017;

●
the remaining 10% of the amount requested is represented by a second promissory note and reflects a contingent portion of the repurchased interest that is valued based on the unaudited estimated net asset value of the Fund as of March 31, 2017, and is subject to year-end audit adjustments which may cause a change in the value of the contingent portion of the repurchased interest; and

●
the second promissory note, representing the contingent portion, will be paid (subject to audit adjustment) as soon as practicable after the conclusion of the 2017 year-end audit.  We expect the audit to be completed by the end of February 2018.

In the event that it is later determined, subsequent to the tender offer's valuation date of March 31, 2017, that the tender offer was oversubscribed, the amount of each promissory note issued to you may be reduced in accordance with the terms of the Offer to Purchase to reflect your proportional share of the aggregate tender offer amounts payable by the Fund.  In that case, you will remain an investor in the Fund with respect to the portion of your Interest that is not purchased.
Payments of cash in respect of the promissory notes will be wired directly into your UBS Financial Services brokerage account if you have a UBS Financial Services account.  If you do not have a UBS Financial Services account, the cash payments will be mailed in the form of a check directly to you at your mailing address as listed in the Fund's records.
Should you have any questions, please feel free to contact BNY at (877) 431-1973.
Sincerely,

A&Q Long/Short Strategies Fund LLC

A&Q Long/Short Strategies Fund LLC
This letter is being sent to you if you tendered a portion of your Interest in the Fund.

Dear Investor:
A&Q Long/Short Strategies Fund LLC (the "Fund") has received and accepted your tender request.
Because you tendered a portion of your investment in the Fund, you have been issued a promissory note in the amount of 100% of the amount requested (subject to reduction as described below) which is being held on your behalf by the Fund's Administrator, BNY Mellon Investment Servicing (US) Inc. ("BNY").  Payment of the promissory note will be made as cash becomes available to the Fund, and is expected to be paid, in one or more installments, in full within 60 days after March 31, 2017, and will be wired directly into your UBS Financial Services brokerage account if you have a UBS Financial Services account.  If you do not have a UBS Financial Services account, the cash payment(s) will be mailed in the form of a check directly to you at your mailing address as listed in the Fund's records.
In the event that it is later determined, subsequent to the tender offer's valuation date of March 31, 2017, that the tender offer was oversubscribed, the amount of your promissory note may be reduced in accordance with the terms of the Offer to Purchase to reflect your proportional share of the aggregate tender offer amounts payable by the Fund.
You will remain an investor in the Fund with respect to the Interest that you did not tender and any portion of your requested tender that is not purchased as a result of any oversubscription.
Should you have any questions, please feel free to contact BNY at (877) 431-1973.
Sincerely,

A&Q Long/Short Strategies Fund LLC

A&Q Long/Short Strategies Fund LLC
This letter is being sent to you if you tendered your entire Interest in the Fund – Payment of Initial Cash Amount.

Dear Investor:
Enclosed is a statement showing the breakdown of your capital withdrawal resulting from the repurchase of [a portion of] your interest in A&Q Long/Short Strategies Fund LLC (the "Fund").
Because you tendered your entire investment in the Fund, you have previously been issued a promissory note entitling you to receive 90% of the repurchase price [(as adjusted for pro ration caused by oversubscription of the tender offer)] based on the unaudited net asset value of the Fund, determined as of March 31, 2017, in accordance with the terms of the tender offer.  A cash payment of approximately [__]% of the repurchase price is being wired directly into your UBS Financial Services brokerage account at this time if you have a UBS Financial Services account.  If you do not have a UBS Financial Services account, this cash payment is enclosed in the form of a check.  [Any balance remaining on the promissory note will be paid in one or more additional installments as soon as practicable hereafter.]
The balance of the repurchase price, represented by a second promissory note that reflects a contingent portion of the repurchased interest, is subject to year-end audit adjustments of the Fund which may cause a change in the value of the contingent portion of the repurchased interest.  This amount will be paid as soon as practicable after the conclusion of the 2017 year-end audit.  We expect the audit to be completed by the end of February 2018.
Should you have any questions, please feel free to contact the Fund's Administrator, BNY Mellon Investment Servicing (US) Inc., at (877) 431-1973.
Sincerely,

A&Q Long/Short Strategies Fund LLC
Enclosure

A&Q Long/Short Strategies Fund LLC
This letter is being sent to you if you tendered a portion of your Interest in the Fund – Payment of Cash Amount.

Dear Investor:
Enclosed is a statement showing the breakdown of your capital withdrawal resulting from the repurchase of the requested portion of your interest in A&Q Long/Short Strategies Fund LLC  (the "Fund").
Because you tendered a portion of your investment in the Fund, you have previously been issued a promissory note entitling you to receive 100% of the repurchase price [(as adjusted for pro ration caused by oversubscription of the tender offer)] based on the unaudited net asset value of the Fund, determined as of March 31, 2017, in accordance with the terms of the tender offer.  A cash payment of [approximately] [__]% of the repurchase price is being wired directly into your UBS Financial Services brokerage account at this time if you have a UBS Financial Services account.  If you do not have a UBS Financial Services account, the cash payment is enclosed in the form of a check.  [Any balance remaining on the promissory note will be paid in one or more additional installments as soon as practicable hereafter.]
Should you have any questions, please feel free to contact the Fund's Administrator, BNY Mellon Investment Servicing (US) Inc., at (877) 431-1973.
Sincerely,

A&Q Long/Short Strategies Fund LLC
Enclosure